EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
InfuSystem Holdings, Inc.
Rochester Hills, Michigan

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-8 (Nos. 333-195929, 333-195930, 333-217090, 333-226872, 333-232146 and 333-256231) of InfuSystem Holdings, Inc. of our report dated March 15, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Troy, Michigan
March 15, 2022

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